Exhibit 99.3

BASIS OF PRESENTATION FOR PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of LTC Properties, Inc. (the “Company”) and the acquired portfolio of 10 properties (collectively the “Properties”) as of and for the six months ended June 30, 2015 and the twelve months ended December 31, 2014.   The historical consolidated financial statements of the Company are reported in its Annual Report on Form 10-K for the year ended December 31, 2014 and in its Quarterly Report on Form 10-Q for the six months ended June 30, 2015.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 has been prepared as if the acquisition of the Properties had occurred as of that date.  The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2014 and the six months ended June 30, 2015, have been prepared as if the acquisition of the Properties had occurred as of January 1, 2014.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the actual financial position of the Company as of June 30, 2015 or the actual results of operations for the six months ended June 30, 2015 or the year ended December 31, 2014 nor do they purport to reflect the results of the Company’s operations in future periods.  The Company has made, in its opinion, all adjustments that are necessary to present fairly the pro forma financial data.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2015

(in thousands)

	Company	Net Proceeds		Acquired		Company
	Historical	from Debt		Properties		Pro forma
	(A)
ASSETS
Investments:
Land	$85,184	$—		$10,041		$95,225
Buildings and improvements	903,979	—		131,959		1,035,938
Accumulated depreciation and amortization	(237,024)	—		—		(237,024)
Operating real estate property	$752,139	$—		$142,000	(C)	$894,139
Mortgage loans receivable, net of loan loss reserve: 2015—$2,061	204,031	—		—		204,031
Investment in unconsolidated joint venture, net	20,722	—		—		20,722
Cash and cash equivalents	8,051	141,000	(B)	(142,000	)(D)	7,051
Straight-line rent receivable, net of allowance for doubtful accounts: 2015—$775	37,060	—		—		37,060
Prepaid expenses and other assets	18,667	—		7,744	(E)	26,411
Notes receivable	2,380	—		—		2,380
Total assets	$1,043,050	$141,000		$7,744		$1,191,794
LIABILITIES
Bank borrowings	$80,500	$66,000	(F)	$—		$146,500
Senior unsecured notes	277,467	75,000	(G)	—		352,467
Accrued interest	3,574	—		—		3,574
Earn-out liabilities	3,367	—		7,744	(E)	11,111
Accrued expenses and other liabilities	18,620	—		—		18,620
Total liabilities	383,528	141,000		7,744		532,272
EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2015—2,000	38,500	—		—		38,500
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2015—35,570	356	—		—		356
Capital in excess of par value	719,216	—		—		719,216
Cumulative net income	890,727	—		—		890,727
Accumulated other comprehensive income	65	—		—		65
Cumulative distributions	(989,342)	—		—		(989,342)
Total equity	659,522	—		—		659,522
Total liabilities and equity	$1,043,050	$141,000		$7,744		$1,191,794

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)       Historical amounts reported by the Company in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

(B)       Represents the net cash proceeds from the borrowings under the revolving credit facility and issuance of senior unsecured notes.

(C)       Represents the fair value of properties acquired.

(D)       Represents the application of the net proceeds from the borrowings under the Company’s revolving credit facility and issuance of senior unsecured notes as well as Company’s excess cash on hand.

(E)        Represents the fair value of earn-out liability to the lessee.

(F)         Represents cash borrowing of $25.0 million subsequent to June 30, 2015 for general corporate purposes and $41.0 million for the acquisition of the Properties.

(G)       Represents issuance of $100 million senior unsecured notes offset by scheduled principal repayments subsequent to June 30, 2015.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2015

(dollar amounts in thousands)

	Company	Net		Acquired		Company
	Historical	Debt		Properties		Pro Forma
	(A)
Revenues:
Rental income	$53,794	—		$5,515	(B)	$59,309
Interest income from mortgage loans	9,660	—		—		9,660
Interest and other income	413	—		—		413
Total revenues	63,867	—		5,515		69,382
Expenses:
Interest expense	7,620	1,954	(C)	251	(C)	9,825
Depreciation and amortization	13,756	—		2,208	(D)	15,964
Provision for doubtful accounts	432	—		12	(E)	444
General and administrative expenses	7,448	—		—		7,448
Total expenses	29,256	1,954		2,471		33,681
Operating income	34,611	(1,954)		3,044		35,701
Income from unconsolidated joint ventures	869	—		—		869
Net income	35,480	(1,954)		3,044		36,570
Income allocated to participating securities	(249)	—		—		(249)
Income allocated to preferred stockholders	(1,636)	—		—		(1,636)
Net income available to common stockholders	$33,595	(1,954)		$3,044		$34,685

Earnings per common share:
Basic	$0.95		`			$0.98
Diluted	$0.94					$0.97

Weighted average shares used to calculate earnings per common share:
Basic	35,288					35,288
Diluted	37,302					37,302

Dividends declared and paid per common share	$1.02					$1.02

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(dollar amounts in thousands)

	Company	Net		Acquired		Company
	Historical	Debt		Properties		Pro Forma
	(A)
Revenues:
Rental income	$101,849	—		$11,029	(B)	$112,878
Interest income from mortgage loans	16,553	—		—		16,553
Interest and other income	559	—		—		559
Total revenues	118,961	—		11,029		129,990
Expenses:
Interest expense	13,128	3,907	(C)	502	(C)	17,537
Depreciation and amortization	25,529	—		4,417	(D)	29,946
Provision for doubtful accounts	32	—		34	(E)	66
General and administrative expenses	11,832	—		—		11,832
Total expenses	50,521	3,907		4,953		59,381
Operating income	68,440	(3,907)		6,076		70,609
Income from unconsolidated joint ventures	—	—		—		—
Gain on sale of real estate, net	4,959	—		—		4,959
Net income	73,399	(3,907)		6,076		75,568
Income allocated to participating securities	(481)	—		—		(481)
Income allocated to preferred stockholders	(3,273)	—		—		(3,273)
Net income available to common stockholders	$69,645	(3,907)		$6,076		$71,814

Earnings per common share:
Basic	$2.01					$2.07
Diluted	$1.99					$2.05

Weighted average shares used to calculate earnings per common share:
Basic	34,617					34,617
Diluted	36,640					36,640

Dividends declared and paid per common share	$2.04					$2.04

NOTES TO UNAUDITED PRO FORMA CONDENCED CONSOLIDATED STATEMENTS OF OPERATIONS

(A)       Historical amounts reported by the Company in our Quarterly Report on Form 10-Q for the six months ended June 30, 2015 and in our annual Report on Form 10-K for the year ended December 31, 2014.

(B)       Represents rental income net of lease inducement amortization from the Properties acquired and leased under a triple-net master lease for the six months ended June 30, 2015 and twelve months ended December 31, 2014.

(C)       Represents interest expense of financing arrangements and earn-out accretion expense pertaining to the acquisition of the Properties and borrowings and repayments subsequent to June 30, 2015.

(D)       Adjustments to the depreciation expense related to the Properties are based on our allocation of purchase price to land and building and improvements and are calculated on a straight-line basis.

(E)        Represents a 1% reserve on the straight line receivable balance.